UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 3, 2007
Date of Report (Date of earliest event reported)

SILICA RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52169	71-0990401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1410 Parkway Boulevard, Suite 37B3 Coquitlam, British Columbia, Canada	V3B 3K9
(Address of principal executive offices)	(Zip Code)

(604) 715-0887
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on May 3, 2007, the Board of Directors of Silica Resources Corporation (the "Company") accepted the consent of Paul D. Brock to act as a director of the Company.

Mr. Brock is a partner in FBP Capital Corp., an investment banking firm and private equity group. Mr. Brock has also been the President of Bent International Inc., a private company engaged in International Business and Trade consulting, from 1999 to the present. Mr. Brock is the Chairman of VendTek Systems Inc., a publicly traded company which develops software for the electronic distribution of financial services, through its subsidiaries VendTek Industries (Canada), VendTek Technologies (China) and VendTek Asia Pacific (Singapore). Mr. Brock served as President of VendTek Systems Inc. from December 1988 to June 2006. Mr. Brock is a graduate of the British Columbia Institute of Technology's Robotics and Automation Technology Program, a graduate of Simon Fraser University's Executive Management Development Program and a member in good standing of the professional association of the Applied Science Technologists of British Columbia since 1998. In addition, Mr. Brock is a director of i-level Media Group Incorporated, Power Air Corporation and Zoro Mining Corp., which are reporting companies under the Exchange Act.

At present there are no employment or consulting arrangements as between the Company and Mr. Brock.

As a result of this change, the Board of the Directors of the Company currently consists of the following individuals: Jamie Oei, Lee Borschowa, Robert Skelly, Karl Gruber and Mr. Brock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICA RESOURCES CORPORATION
Date: May 18, 2007.	/s/ Paul D. Brock ___________________________________ Name: Paul D. Brock Title: Director

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